UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2021

Date of Report

(Date of earliest event reported)

Commission file number: 000-53994

LZG INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

FLORIDA (State or other jurisdiction of incorporation or organization)	98-0234906 (I.R.S. Employer Identification No.)
2157 S. LINCOLN STREET, SUITE 401, SALT LAKE CITY, UTAH (Address of principal executive offices)	84106 (Zip code)
Registrant's telephone number, including area code: (801) 323-2395

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K filed by LZG International, Inc. with the Securities and Exchange Commission (the "SEC") contains or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, management; as well as estimates and assumptions made by management. When used in this report, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to the Company or management, identify forward looking statements.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

LZG International, Inc., ("LZG International" or "the Company") is pleased to report on November 15, 2021, the events that have occurred over the past 30 days after the Company first entered into an IT Asset Contribution Agreement ("IT Contribution Agreement") with FatBrain, LLC, a Delaware limited liability company ("FatBrain"), to effect the acquisition of FatBrain's intellectual property assets, including patents, patents pending, patents in preparation, proprietary technology, development plans, and contractual rights ("IT Assets"). Secondly, the Company is announcing the launch of LZG International's FatBrain product "Angelina" foreign exchange ("FX") service as part of its coached business wellness services (BWS) to tackle discriminatory pricing in the $6.6 trillion-dollar daily foreign exchange market. Angelina FX realizes a multi-year strategic effort co-developed with global leaders to manage FX risk and provide international payment solutions. Nearly nine thousand businesses were invited through traditional and nontraditional marketing efforts to take advantage of the inaugural service offering.

In less than one minute, any of over 8 million businesses using QuickBooks financial software can use the Angelina FX service to obtain a free FX Fair Value Report. The Report automatically provides (i) personalized in-depth analysis of historical transactions to identify cost savings, (ii) key recommendations to minimize risk, and (iii) coached, actionable intelligence for immediate improvements in business performance. The personalized coaching is made possible at an industrial scale by the use of the FatBrain dynamic risk IQ technology and trading intelligence solutions. LZG International's FatBrain AI solutions technologies, including BWS, are part of our commercially available, scalable Outcomes™ decision platform and software proven to fight financial crimes and money laundering across trillions of dollars in transactions.

LZG's acquisition of the FatBrain IT Assets includes software that uses artificial intelligence to help companies automate enterprise decision cycles to learn, explain and intervene for better outcomes across all business interactions. The software continuously learns from historical transactions, incumbent models and in-house expert teams to deliver a unified framework binding structured and unstructured data in text, numerical, network/graph and video formats. The FatBrain software leverages modern advances in machine learning and cloud economics to enable sustained operational advantages of (i) simplicity with smaller, denser models using vector embeddings, (ii) auditability with explainable, trusted quantification and de-biasing using blockchain, (iii) data quality working with noisy, sparse, imbalanced or missing data using generative autoencoders, and (iv) modeling automation technologies using transfer and active learning. The Company has initiated the commercialization of the technology and we have spoken to several potential clients.

Our strength is in the uniqueness of our technology offering. Our success will come from navigating the various challenges that drive technology globally. As we initially see marketing success in these various product offerings, we will continue to refine and adjust our business model and operations until we achieve the profit margins that this technology and our product offering deserves.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2021	By: /s/ Peter B. Ritz Peter B. Ritz Chief Executive and Financial Officer